Exhibit 10.52

Market Development Cooperation Agreement

Party A: Tianjin Botenear Petroleum Engineering Co., Ltd.

Party B: Tianjin New Highland Science Development Co., Ltd.

Party A and Party B, based on the principles of equality, fairness and mutual benefits, through friendly discussion, have agreed on the following terms and conditions upon which Party A will assign Party B to develop the oil well service market for the oil fields in the territory of the Republic of Kazakhstan (“Kazakhstan”) and handle the related matters and by which both parties shall abide in goodwill.

Section 1.                                            Party A hereby assigns Party B to develop the technical service market for the direction well s in Kazakhstan; Party B shall assist Party in obtaining the admission to the relevant service market and shall be responsible to provide Party A with service contracts covering at least 40 wells.

Section 2.                                            The Collaborative Model: Party B shall be responsible for developing the Kazakhstan market and cooperate with Party A in matters such as market coordination and expansion; Party A shall be responsible for work such as constructions, technical assistance and follow-up development, and in the event of any oil well service project, the service contract shall be concluded on Party A’s behalf with the Kazak counterparts; Party A shall pay the service fees to Party B in accordance Section 5 hereof.

Section 3.                                            Rights and Obligations of Party A

1.               Party A shall observe the relevant laws and regulations of Kazakhstan and the Kazak counterparts’ rules and supervision and be conscious to uphold the team image and reputation;

2.               Party A shall be responsible for the execution of any oil well service contracts with the Kazak counterparts as well as to provide and file the relevant qualification documents to the Kazak counterparts and satisfy the reasonable requirements of the clients;

3.               In the course of any constructions, in the event of any safety accidents caused by Party A, Party A shall assume its own responsibilities;

4.               Party A shall train its expatriates on a regular basis so that they promptly know the relevant new laws and regulations of Kazakhstan.  Otherwise, in the event of any dispute, Party B may handle and assume at its own discretion;

5.               In accordance with the relevant oil well service contracts, Party A shall provide the required equipments and technical stuff in accordance with the agreed quality and quantity and arrive at the construction sites in time as required by the contractual parties;

6.               Party A shall be responsible for the organization, construction design, site construction, performance tracking and other work of the oil well service projects;

7.               Party A shall be responsible for all costs and expenses incurred in the oil well service projects;

8.               Party A shall, in accordance with this Agreement, pay the service fees to Party B in time and in full;

9.               Party A shall responsible for all work other than the work which should be assumed by Party B;

10.         Party A shall keep the business information provided by Party B strictly confidential and, without Party B’s consent, not disclose such information to any third party.

Section 4.                                            Rights and Obligations of Party B

1.               Party B shall introduce Party A into Kazakhstan’s direction well technical service market and handle the market admission qualifications for Party A in Party A’s expense.

2.               Party B shall actively work with Party A on market coordination, work expansion and other matters;

3.               Party B shall keep the technical information provided by Party A strictly confidential and, without Party A’s consent, not disclose such information to any third party.

Section 5.                                            Service Fees and Schedule and Method of Payment

Party B shall provide Party A with service contracts covering at least 40 oil wells, and Party A shall pay Party B Renminbi Thirty Two Million Yuan(RMB¥32,000,000.00) as the service fees.  Such service fees shall be made in two installments with the first 50% to be paid prior to November 30, 2010 and the remaining 50% to be paid in December 31, 2010.

Section 6.                                            For any disputes arising out of or in connection with the performance of this Agreement, the parties shall first try to resolve through friendly discussions, and if such discussions become unsuccessful, either party may file a lawsuit with the competent people’s court.

Section 7.                                            Any amendment to this Agreement shall be made in writing and signed and sealed by both parties.

Section 8.                                            In performing this Agreement, both parties shall closely work with each other in good faith and good will so as to ensure the smooth performance of this Agreement.  For any matters that are not covered in this Agreement, the parties shall discuss in good faith to reach the amendment agreement.  Any amendment agreement shall be an integral part of this Agreement and have equal legal force as this Agreement.

Section 9.                                            This Agreement shall be effective as of the date on which the parties have signed and sealed on it.  This Agreement shall supersede all oral or written agreements prior to the date of its effectiveness.

Section 10.                                      This Agreement has made in two originals with each held by Party A and Party B respectively.

Party A: Tianjin Botenear Petroleum Engineering Co., Ltd.

Legal Representative or Authorized Representative:	/s/ Pan Jiasheng [Company Seal]

Party B: Tianjin New Highland Science Development Co., Ltd.

Legal Representative or Authorized Representative:	/s/ Xin Guoqiang [Company Seal]

Date of Execution:	Location of Execution:

3